Ex-(a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF COMMON SHARES OF BENEFICIAL INTEREST OF

NUVEEN MORTGAGE OPPORTUNITY TERM FUND 2

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for common shares of beneficial interest, par value $0.01 per share (the “Shares”), of Nuveen Mortgage Opportunity Term Fund 2 are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, on October 7, 2019, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be transmitted by email transmission or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Email Transmission:

(For Eligible Institutions Only)

CANOTICEOFGUARANTEE@computershare.com

THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE TENDER.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Registered, Certified or Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE OR TRANSMISSION VIA AN EMAIL ADDRESS OTHER THAN ONE LISTED

ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

If you have any questions regarding these materials, you should contact Georgeson LLC, the Information Agent, at (866) 391-6921.

VOLUNTARY CORPORATE ACTIONS COY: JMT

Ladies and Gentlemen;

The undersigned hereby tenders to Nuveen Mortgage Opportunity Term Fund 2 (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated September 9, 2019 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box: ☐

The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

Social Security Number/Taxpayer Identification Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐ Yes ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: , 20

Signature(s)

To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the Expiration Date. Do not send your tender materials to Nuveen, Nuveen’s counsel or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by a broker must be emailed to the agent before it is covered. Participants should notify DTC prior to covering through the submission of a physical security directly to DTC based on a Notice of Guaranteed Delivery that was submitted via DTC’s ATOP platform.

VOLUNTARY CORPORATE ACTIONS COY: JMT

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within two New York Stock Exchange trading days after the date hereof.

Name of Firm:
Address:			(Authorized Signature)

Name:
	City State Zip Code		(Please Print)

Area Code and Tel. No.:		Title:

		Dated:	, 20

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTIONS COY: JMT